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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2001


                                PULTE CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Michigan                     1-9804                  38-2766606
----------------------------   -------------------------  ----------------------
(State or other jurisdiction           (Commission           (IRS Employer
       of incorporation)              File Number)          Identification No.)


33 Bloomfield Hills Pkwy., Suite 200, Bloomfield Hills, Michigan       48304
----------------------------------------------------------------    ------------
         (Address of principal executive offices)                    (Zip Code)


                                 (248) 647-2750
               --------------------------------------------------
               Registrant's telephone number, including area code



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         On April 30, 2001, Pulte Corporation, a Michigan corporation ("Pulte"), Del Webb Corporation, a Delaware corporation ("Del Webb"), and Pulte Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Pulte ("Acquisition"), entered into a Plan and Agreement of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Acquisition will be merged with and into Del Webb, with Del Webb to be the surviving corporation of such merger (the "Merger"), and as a result of the Merger, Del Webb will become a wholly-owned subsidiary of Pulte. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.001 per share ("Del Webb Common Stock") of Del Webb (other than shares held directly or indirectly by Del Webb or by Pulte) will be converted into the right to receive that number of shares (the "Exchange Ratio") of common stock, par value $0.01 per share ("Pulte Common Stock") of Pulte determined as follows: (i) if the average of the last sale price of a share of Pulte Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") consolidated tape for the fifteen NYSE trading days ending on, and including, the third NYSE trading day prior to the day of the meeting at which the stockholders of Del Webb vote upon the Merger (the "Market Value") is less than $30.00, the Exchange Ratio will be 1.1,
(ii) if the Market Value of a share of Pulte Common Stock is equal to or greater than $30.00 but less than $33.00, the Exchange Ratio will be a number of shares of Pulte Common Stock equal to $33.00 divided by the Market Value of a share of Pulte Common Stock, (iii) if the Market Value of a share of Pulte Common Stock is equal to or greater than $33.00 but less than $39.00, the Exchange Ratio will be 1.0, (iv) if the Market Value of a share of Pulte Common Stock is equal to or greater than $39.00 but less than $45.04, the Exchange Ratio will be a number of shares of Pulte Common Stock equal to $39.00 divided by the Market Value of a share of Pulte Common Stock and (v) if the Market Value of a share of Pulte Common Stock is greater than or equal to $45.04, the Exchange Ratio will be 0.866.

         In connection with the execution of the Merger Agreement, William J. Pulte and certain family trusts of which he serves as trustee (the "Pulte Shareholders") entered into a Voting Agreement with Del Webb. Pursuant to the agreement, the Pulte Shareholders, the beneficial owners of approximately 26% of the outstanding Pulte Common Stock, agreed to vote their shares in favor of the approval of the issuance of shares of Pulte Common Stock in the Merger and the adoption of a stock option plan (or amendment of an existing Pulte stock option plan) to allow for the conversion of outstanding options to acquire Del Webb Common Stock pursuant to the Merger Agreement.

         A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A joint press release announcing the entering into of the Merger Agreement was issued on May 1, 2001. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.


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Item 7(c).        Exhibits.

Exhibit 2.1 Plan and Agreement of Merger dated as of April 30, 2001, among Del Webb Corporation, Pulte Corporation and Pulte Acquisition Corporation (schedules and exhibits omitted)

Exhibit 99.1      Joint Press Release dated May 1, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PULTE CORPORATION


Dated: May 2, 2001                    By:  /s/ John R. Stoller
                                         ---------------------------------------
                                             Name:   John R. Stoller
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary





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                                INDEX TO EXHIBITS

                                                                            Sequential
Exhibit No.                Description                                       Page No.
-----------                -----------                                       --------

      2.1 Plan and Agreement of Merger dated as of April 30, 2001, among Del Webb Corporation,
                           Pulte Corporation and Pulte Acquisition
                           Corporation (schedules and exhibits omitted)

    99.1                   Joint Press Release dated May 1, 2001.